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ADDENDUM TO LEASE between EPS Environmental Inc. (DBA Solucorp Industries Ltd.)
as Tenant, and Croes Pecerino Industrial, as Landlord, dated May 1, 1992 as follows;

1) The current lease term between Landlord and Tenant for 520 Victor Street, Saddle Brook, New Jersey expires on April 30, 1997.

2) On or about May 1, 1997, Tenant will extend the lease and move from 520 Victor Street to 515 Victor Street, Saddle Brook, New Jersey, also owned by Landlord.

3) This lease extension shall be for a period of one year commencing on May 1, 1997 and ending on April 30, 1998. Tenant or Landlord may cancel this extension with written notice delivered to the other party by certified mail (RRR) not less than 60 days from intended cancellation date.

4) The monthly rent shall be $1,300.00 for months 1 - 6 and $1,400.00 for months 7 - 12. Tenant agrees to lease property "as is" except for new carpet to be installed by Landlord.

5) Tenant agrees to provide Landlord with a security deposit of $2,600.00 and the first months rent ($1,300.00) on or before May 1, 1997.

6) Tenant agrees that the rent is net, net, net and agrees to pay any and all utilities. Tenant shall arrange to have gas, electric, water and telephone service transferred to Tenant as of May 1, 1997.

7) In addition to monthly rent, Tenant agrees to pay its proportionate share of real estate taxes, including a proportionate share of any increases.

8) Tenant shall obtain a Certificate of Occupancy from the town of Saddle Brook at its sole expense and furnish a copy of same to Landlord within 30 days of execution of this agreement.

9) Tenant represents and warrants that Sheridan Mechaber Co. is the sole procuring cause of this lease extension and that no other broker or agent was involved. Landlord agrees to pay any and all brokerage and management fees.

10) Tenant understands that the entire property (511, 515 & 520 Victor St.) is being offered for sale and agrees to allow Landlord and its representatives to show the property to prospective buyers with reasonable notice to Tenant. Tenant agrees that it has no option to purchase the property and can submit an offer to Landlord and/or its representatives at any time.

11) Tenant shall have common area parking not to exceed five cars and two 15' trucks.

12) Tenant and Landlord agree that all terms and conditions of the original lease of May 1,1992, (except those revised by this agreement) are in full force and effect, including and not limited to environmental and insurance compliance.

Agreed & Accepted
Tenant                                     Landlord
by: /s/ Charles H Ludwig       5-6-97      by:
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      Charles H Ludwig Vice President